UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 10, 2019

EQM Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 10, 2019, Robert J. Cooper was appointed as a director of the Board of Directors of EQM Midstream Services, LLC, the general partner (EQM General Partner) of EQM Midstream Partners, LP (NYSE: EQM) (EQM).

Mr. Cooper has served as Senior Vice President, Mountain Valley Pipeline Engineering and Construction for Equitrans Midstream Corporation (NYSE: ETRN) (ETRN), the ultimate parent company of the EQM General Partner, since September 2018. From 2003 through the separation of ETRN from its former parent company, EQT Corporation (NYSE: EQT) (EQT), in November 2018, Mr. Cooper held various roles of increasing responsibility, including serving as Senior Vice President, Mountain Valley Pipeline Engineering and Construction for a subsidiary of EQT from 2017 through the separation.

As a member of the management team of ETRN, Mr. Cooper will not receive additional compensation for his service as a director of the EQM General Partner and will not serve on any committees of the Board of Directors of the EQM General Partner. There were no arrangements or understandings between Mr. Cooper and any other person pursuant to which Mr. Cooper was selected to serve as a director. There has been no transaction nor are there any proposed transactions between EQM and Mr. Cooper that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On January 10, 2019, David L. Porges, a director of the EQM General Partner, stepped down from the Board of Directors of the EQM General Partner. Mr. Porges will continue to serve as the Chairman of the Board of Directors of ETRN.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQM MIDSTREAM PARTNERS, LP

	By:	EQM Midstream Services, LLC,
its general partner

Date: January 10, 2019	By:	/s/ Kirk R. Oliver
		Name:	Kirk R. Oliver
		Title:	Senior Vice President and Chief Financial Officer